AGREEMENT AND PLAN OF ORGANIZATION

                     dated as of the 18th day of March, 1997

                                  by and among

                            COMFORT SYSTEMS USA, INC.

                            EASTERN ACQUISITION CORP.
                          EASTERN II ACQUISITION CORP.

                (each a subsidiary of Comfort Systems USA, Inc.)

                         EASTERN HEATING & COOLING, INC.
                         EASTERN REFRIGERATION CO., INC.

                                       and

                          the STOCKHOLDER named herein

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                               TABLE OF CONTENTS

                                                                          Page

1.    THE MERGER.............................................................6
      1.1   Delivery and Filing of Articles of Merger........................6
      1.2   Effective Time of the Merger.....................................6
      1.3   Certificate of Incorporation, By-laws and Board of Directors of
            Each Surviving Corporation.......................................6
      1.4   Certain Information With Respect to the Capital Stock of
            Each COMPANY, CSI and Each NEWCO.................................7
      1.5   Effect of Merger.................................................8

2.    CONVERSION OF STOCK....................................................9
      2.1   Manner of Conversion.............................................9

3.    DELIVERY OF MERGER CONSIDERATION......................................10

4.    CLOSING...............................................................11

5.    REPRESENTATIONS AND WARRANTIES OF EACH COMPANY

      AND STOCKHOLDER.......................................................12
      (A)   Representations and Warranties of Each COMPANY and STOCKHOLDER..12
      5.1   Due Organization................................................12
      5.2   Authorization...................................................13
      5.3   Capital Stock of the COMPANY....................................13
      5.4   Transactions in Capital Stock, Organization Accounting..........14
      5.5   No Bonus Shares.................................................14
      5.6   Subsidiaries....................................................14
      5.7   Predecessor Status; etc.........................................15
      5.8   Spin-off by the COMPANY.........................................15
      5.9   Financial Statements............................................15
      5.10  Liabilities and Obligations.....................................16
      5.11  Accounts and Notes Receivable...................................17
      5.12  Permits and Intangibles.........................................17
      5.13  Environmental Matters...........................................18
      5.14  Personal Property...............................................19
      5.15  Significant Customers; Material Contracts and Commitments.......19

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      5.16  Real Property...................................................20
      5.17  Insurance.......................................................20
      5.18  Compensation; Employment Agreements; Organized Labor Matters....21
      5.19  Employee Plans..................................................21
      5.20  Compliance with ERISA...........................................23
      5.21  Conformity with Law; Litigation.................................24
      5.22  Taxes...........................................................24
      5.23  No Violations...................................................25
      5.24  Government Contracts............................................26
      5.25  Absence of Changes..............................................26
      5.26  Deposit Accounts; Powers of Attorney............................28
      5.27  Validity of Obligations.........................................28
      5.28  Relations with Governments......................................28
      5.29  Disclosure......................................................29
      5.30  Prohibited Activities...........................................30
      (B)   Representations and Warranties of STOCKHOLDER...................30
      5.31  Authority; Ownership............................................30
      5.32  Preemptive Rights...............................................30
      5.33  No Intention to Dispose of CSI Stock............................30

6.    REPRESENTATIONS OF CSI and NEWCO......................................30
      6.1   Due Organization................................................31
      6.2   Authorization...................................................31
      6.3   Capital Stock of CSI and NEWCO..................................32
      6.4   Transactions in Capital Stock, Organization Accounting..........32
      6.5   Subsidiaries....................................................32
      6.6   Financial Statements............................................33
      6.7   Liabilities and Obligations.....................................33
      6.8   Conformity with Law; Litigation.................................33
      6.9   No Violations...................................................34
      6.10  Validity of Obligations.........................................34
      6.11  CSI Stock.......................................................35
      6.12  No Side Agreements..............................................35
      6.13  Business; Real Property; Material Agreements....................35
      6.14  Taxes...........................................................35
      6.15  Absence of Changes..............................................36
      6.16  Validity of Obligations.........................................37
      6.17  Disclosure......................................................37

                                    -ii-
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      7.    COVENANTS PRIOR TO CLOSING......................................37
      7.1   Access and Cooperation; Due Diligence...........................38
      7.2   Conduct of Business Pending Closing.............................39
      7.3   Prohibited Activities...........................................40
      7.4   No Shop.........................................................41
      7.5   Notice to Bargaining Agents.....................................41
      7.6   Agreements......................................................42
      7.7   Notification of Certain Matters.................................42
      7.8   Amendment of Schedules..........................................42
      7.9   Cooperation in Preparation of Registration Statement............44
      7.10  Final Financial Statements......................................44
      7.11  Further Assurances..............................................45
      7.12  Authorized Capital..............................................45
      7.13  Compliance with the Hart-Scott-Rodino Antitrust Improvements
            Act of 1976 (the "Hart-Scott Act")..............................45

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER

      AND COMPANY...........................................................46
      8.1   Representations and Warranties; Performance of Obligations......46
      8.2   Satisfaction....................................................47
      8.3   No Litigation...................................................47
      8.4   Opinion of Counsel..............................................47
      8.5   Registration Statement..........................................47
      8.6   Consents and Approvals..........................................48
      8.7   Good Standing Certificates......................................48
      8.8   No Material Adverse Change......................................48
      8.9   Closing of IPO..................................................48
      8.10  Secretary's Certificate.........................................48
      8.11  Employment Agreements...........................................48
      8.12  Tax Matters.....................................................49

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF CSI AND NEWCO..................49
      9.1   Representations and Warranties; Performance of Obligations......49
      9.2   No Litigation...................................................50
      9.3   Secretary's Certificate.........................................50
      9.4   No Material Adverse Effect......................................50
      9.5   STOCKHOLDER'S Release...........................................50

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      9.6   Satisfaction....................................................51
      9.7   Termination of Related Party Agreements.........................51
      9.8   Opinion of Counsel..............................................51
      9.9   Consents and Approvals..........................................51
      9.10  Good Standing Certificates......................................51
      9.11  Registration Statement..........................................51
      9.12  Employment Agreements...........................................52
      9.13  Closing of IPO..................................................52
      9.14  FIRPTA Certificate..............................................52

10.   COVENANTS OF CSI AND THE STOCKHOLDER AFTER CLOSING....................52
      10.1  Release From Guarantees; Repayment of Certain Obligations.......52
      10.2  Preservation of Tax and Accounting Treatment....................52
      10.3  Preparation and Filing of Tax Returns...........................53
      10.4  Directors.......................................................54
      10.5  Preservation of Employee Benefit Plans..........................54
      10.6  Dividends.......................................................55

11.   INDEMNIFICATION.......................................................55
      11.1  General Indemnification by the STOCKHOLDER......................55
      11.2  Indemnification by CSI..........................................56
      11.3  Third Person Claims.............................................57
      11.4  Exclusive Remedy................................................59
      11.5  Limitations on Indemnification..................................59

12.   TERMINATION OF AGREEMENT..............................................60
      12.1  Termination.....................................................60
      12.2  Liabilities in Event of Termination.............................61

13.   NONCOMPETITION........................................................61
      13.1  Prohibited Activities...........................................61
      13.2  Damages.........................................................62
      13.3  Reasonable Restraint............................................62
      13.4  Severability; Reformation.......................................63
      13.5  Independent Covenant............................................63
      13.6  Materiality.....................................................63

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................63
      14.1  STOCKHOLDER.....................................................63

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      14.2  CSI AND NEWCO...................................................64
      14.3  Damages.........................................................65
      14.4  Survival........................................................65

15.   TRANSFER RESTRICTIONS.................................................65
      15.1  Transfer Restrictions...........................................66

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................66
      16.1  Compliance with Law.............................................66
      16.2  Economic Risk; Sophistication...................................67

17.   REGISTRATION RIGHTS...................................................67
      17.1  Piggyback Registration Rights...................................67
      17.2  Demand Registration Rights......................................68
      17.3  Registration Procedures.........................................70
      17.4  Underwriting Agreement..........................................70
      17.5  Availability of Rule 144........................................70
      17.6  Rule 144 Reporting..............................................70

18.   GENERAL...............................................................71
      18.1  Cooperation.....................................................71
      18.2  Successors and Assigns..........................................72
      18.3  Entire Agreement................................................72
      18.4  Counterparts....................................................72
      18.5  Brokers and Agents..............................................72
      18.6  Expenses........................................................72
      18.7  Notices.........................................................73
      18.8  Governing Law...................................................74
      18.9  Survival of Representations and Warranties......................74
      18.10 Exercise of Rights and Remedies.................................75
      18.11 Time............................................................75
      18.12 Reformation and Severability....................................75
      18.13 Remedies Cumulative.............................................75
      18.14 Captions........................................................75
      18.15 Amendments and Waivers..........................................75

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                                    ANNEXES

ANNEX I     -     FORM OF ARTICLES OF MERGER

ANNEX II    -     CERTIFICATE OF INCORPORATION AND BY-LAWS OF CSI AND NEWCO

ANNEX III   -     CONSIDERATION TO BE PAID TO STOCKHOLDERS

ANNEX IV    -     STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY

ANNEX V     -     STOCKHOLDERS AND STOCK OWNERSHIP OF CSI

ANNEX VI    -     FORM OF OPINION OF COUNSEL TO CSI

ANNEX VII   -     FORM OF OPINION OF COUNSEL TO COMPANY AND

                  STOCKHOLDERS

ANNEX VIII  -     FORM OF EMPLOYMENT AGREEMENT

                      AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of the 18th day of March, 1997, by and among COMFORT SYSTEMS USA, Inc., a Delaware corporation ("CSI"), EASTERN ACQUISITION CORP., a Delaware corporation ("NEWCO I"), EASTERN II ACQUISITION CORP., a Delaware corporation ("NEWCO II") (collectively, "NEWCO", and individually, "each NEWCO"), EASTERN HEATING & COOLING, INC., a New York corporation, EASTERN REFRIGERATION CO., INC., a New York corporation, (collectively the "COMPANY" or the "COMPANIES" and individually "each COMPANY") and ALFRED J. GIARDENELLI, JR. (the "STOCKHOLDER"). The STOCKHOLDER is the only stockholder of each of the COMPANIES.

            WHEREAS, each NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, each having been incorporated on March 4, 1997, solely for the purpose of completing the transactions set forth herein, and each is a wholly-owned subsidiary of CSI, a corporation organized and existing under the laws of the State of Delaware;

            WHEREAS, the respective Boards of Directors of each NEWCO and each of the COMPANIES (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that each NEWCO merge with and into each COMPANY, respectively, as set forth on Appendix I hereto, pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and New York;

            WHEREAS, CSI is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of the other Founding Companies (as defined herein) and their

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      respective stockholders in order to acquire additional heating, ventilating, air conditioning and related services companies;

            WHEREAS, this Agreement, the Other Agreements and the IPO of CSI Stock constitute the "CSI Plan of Organization;"

            WHEREAS, the STOCKHOLDER and the Boards of Directors and the stockholders of CSI, each of the Other Founding Companies and each of the subsidiaries of CSI that are parties to the Other Agreements have approved and adopted the CSI Plan of Organization as an integrated plan pursuant to which the STOCKHOLDER and the stockholders of each of the other Founding Companies will transfer the capital stock of each of the Founding Companies to CSI and the STOCKHOLDER and the stockholders of each of the other Founding Companies and the public will acquire the stock of CSI (but not cash or other property) as a tax-free transfer of property under
      Section 351 of the Internal Revenue Code of 1986, as amended;

            WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each COMPANY has approved this Agreement as part of the CSI Plan of Organization in order to transfer the capital stock of the COMPANY to CSI;

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement: "1933 Act" means the Securities Act of 1933, as amended. "1934 Act" means the Securities Exchange Act of 1934, as amended. "Acquired Party" means the COMPANY, any subsidiary and any member of a Relevant Group.

      "Acquisition Companies" shall mean each NEWCO and each of the other Delaware companies wholly-owned by CSI prior to the Funding and Consummation Date.

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      "Affiliates" has the meaning set forth in Section 5.8.

      "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger substantially in the forms attached as Annex I hereto or with such other changes therein as may be required by applicable state laws.

      "Balance Sheet Date" shall mean December 31, 1996.

      "Closing" has the meaning set forth in Section 4.

      "Closing Date" has the meaning set forth in Section 4.

      "COMPANY" and "COMPANIES" have the meaning set forth in the first paragraph of this Agreement.

      "COMPANY Stock"means, collectively, the common stock of each COMPANY.

      "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

      "Effective Time of the Merger" shall mean the time as of which the Merger becomes effective, which shall, in any case, occur on the Funding and Consummation Date.

      "Environmental Laws" has the meaning set forth in Section 5.13.

      "Expiration Date" has the meaning set forth in Section 5(A).

        "Founding Companies" means:

               Accurate Air Systems, Inc., a Texas corporation,

               Atlas Comfort Services USA, Inc., a Texas corporation (formerly
                      Atlas Interest, Inc.),

               Contract Service, Inc., a Utah corporation,

               Eastern Heating & Cooling, Inc., a New York corporation, and
                      Eastern Refrigeration Co., Inc., a New York corporation,

               Freeway Heating & Air Conditioning, Inc., a Utah corporation,

               Quality Air Heating & Cooling, Inc., a Michigan corporation,

               Seasonair, Inc., a Maryland corporation,

               Standard Heating & Air Conditioning Company, Inc., an Alabama
                      corporation,

               S.M. Lawrence Company, Inc., a Tennessee corporation, and
                      Lawrence Service, Inc., a Tennessee corporation,

               Tech Heating and Air Conditioning, Inc., an Ohio corporation, and Tech Mechanical, Inc., an Ohio corporation,

               Tri-City Mechanical, Inc., an Arizona corporation, and

               Western Building Services, Inc., a Colorado corporation.

      "Funding and Consummation Date" has the meaning set forth in
Section 4.

      "CSI" has the meaning set forth in the first paragraph of this Agreement.

      "CSI Charter Documents" has the meaning set forth in Section 6.1.

      "CSI Stock" means the common stock, par value $.01 per share, of CSI.

      "IPO" means the initial public offering of CSI Stock pursuant to the Registration Statement as referenced in Section 9.13.

      "Material Adverse Effect" has the meaning set forth in Section 5.1.

      "Material Documents" has the meaning set forth in Section 5.23.

      "Merger" means the merger of each NEWCO with and into each COMPANY, respectively, as set forth on Appendix I hereto, pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and other applicable state laws.

      "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

      "NEWCO STOCK" means, collectively, the common stock, par value $.01 per share, of each NEWCO.

      "Other Founding Companies" means all of the Founding Companies other than the Companies.

      "Plans" has the meaning set forth in Section 5.19.

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      "Pricing" means the date of determination by CSI and the Underwriters of the public offering price of the shares of CSI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "Qualified Plans" has the meaning set forth in Section 5.20.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of CSI Stock to be issued in the IPO.

      "Relevant Group" means the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member.

      "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "STOCKHOLDER" has the meaning set forth in the first paragraph of this Agreement.

      "Surviving Corporation" and "Surviving Corporations" shall mean, respectively, each COMPANY as the surviving party in its respective Merger, and both COMPANIES as the surviving parties in the Merger.

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Underwriters" means the prospective underwriters identified in the Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    THE MERGER

      1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New York and stamped receipt copies of each such filing to be delivered to CSI on or before the Funding and Consummation Date.

      1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, each NEWCO shall be merged with and into each COMPANY, respectively, as set forth on Appendix I hereto, in accordance with the Articles of Merger, the separate existence of each NEWCO shall cease, the COMPANY into which each such NEWCO merged shall be the surviving party in the Merger and each such COMPANY is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

      1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF EACH SURVIVING CORPORATION. At the Effective Time of the Merger:

            (i) the Certificate of Incorporation of each COMPANY then in effect shall be the Certificate of Incorporation of the respective Surviving Corporation until changed as provided by law;

            (ii) the By-laws of NEWCO then in effect shall become the By-laws of the respective Surviving Corporation, with such changes as may be required by the laws of the State of New York; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of such Surviving Corporation until they shall thereafter be duly amended;

            (iii) the Board of Directors of each COMPANY shall remain the Board of Directors of its respective Surviving Corporation after the Effective Time of the Merger, provided that Gordie Beittenmiller shall be elected as a director of each Surviving Corporation effective as of each Effective Time of the Merger; the Board of Directors of each Surviving Corporation shall hold office subject to the provisions of the laws of the State of New York and of the Certificate of Incorporation and By-laws of such Surviving Corporation; and

            (iv) the officers of each COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the respective Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger Gordie Beittenmiller shall be appointed as a vice president of each Surviving Corporation and Milburn E. Honeycutt shall be appointed as an Assistant Secretary of each Surviving Corporation, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of each Surviving Corporation, until his or her successor is duly elected and qualified.

      1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF EACH COMPANY, CSI AND EACH NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of each COMPANY, CSI and each NEWCO as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of each COMPANY is as set forth on Schedule 5.3 hereto;

            (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of CSI will consist of 50,000,000 shares of CSI Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding and 2,969,912 shares of Restricted Voting Common Stock, $.01 par value, all of which will be issued and outstanding except as otherwise set forth in the Registration Statement; and

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
            (iii) as of the date of this Agreement, the authorized capital stock of each NEWCO consists of 1,000 shares of common stock, par value $.01 per share, of which one hundred (100) shares are issued and outstanding.

      1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State of New York. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of each COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of each NEWCO shall be merged with and into each COMPANY, respectively, as set forth on Annex I hereto, and each COMPANY, as the respective Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of each NEWCO shall cease and, in accordance with the terms of this Agreement, the respective Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the respective COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the respective Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of such Surviving Corporation as they were of the respective COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the respective COMPANY and NEWCO, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, each Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the respective COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the respective COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or such Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of any COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of each COMPANY and each NEWCO shall attach to the respective Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.    CONVERSION OF STOCK

      2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding COMPANY Stock and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) CSI Stock and (y) common stock of the respective Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) the right to receive the number of shares of CSI Stock set forth on Annex III hereto with respect to such holder and (2) the right to receive the amount of cash set forth on Annex III hereto with respect to such holder;

            (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of CSI Stock or other consideration shall be delivered or paid in exchange therefor; and

            (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of CSI, automatically be converted into one fully paid and non-assessable share of common stock of the respective Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of such Surviving Corporation immediately after the Effective Time of the Merger. All CSI Stock received by the STOCKHOLDER pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding CSI Stock by reason of the provisions of the Certificate of Incorporation of CSI or as otherwise provided by the Delaware GCL. All voting rights of such CSI Stock received by the STOCKHOLDER shall be fully exercisable by the STOCKHOLDER and the STOCKHOLDER shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, CSI shall have no class of capital stock issued and outstanding other than the CSI Stock.

3.    DELIVERY OF MERGER CONSIDERATION

      3.1 On the Funding and Consummation Date the STOCKHOLDER, who is the sole holder of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive the number of shares of CSI Stock and the amount of cash set forth on Annex III hereto, said cash to be payable by certified check.

      3.2 The STOCKHOLDER shall deliver to CSI at the Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDER, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDER'S expense, affixed and canceled. The STOCKHOLDER agrees promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the filing with the appropriate state authorities of the Articles of Merger which shall become effective at the Effective Time of the Merger) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement terminates, CSI hereby covenants and agrees to do all things required by Delaware law and all things which counsel for the COMPANY advise CSI are required by applicable laws of the State of New York in order to rescind the merger effected by the filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. EASTERN STANDARD TIME on the Funding and Consummation Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check or checks in an amount equal to the cash portion of the consideration which the STOCKHOLDER shall be entitled to receive pursuant to the Merger referred to in
Section 3 hereof and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." Except as otherwise provided in Section 12 hereof, during the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date. Time is of the essence.

5.    REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND STOCKHOLDER

      (A) REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND STOCKHOLDER. Each COMPANY and the STOCKHOLDER jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section
5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.1(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, CSI actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term COMPANY shall mean and refer to each of the COMPANIES and their subsidiaries, if any, and references to a particular Annex or Schedule number shall be deemed to refer to the respective COMPANY's Annex or Schedule or applicable portion thereof.

      5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The COMPANY is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on
Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth the jurisdiction in which the COMPANY is incorporated and contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached hereto as Schedule
5.1. The stock records of the COMPANY, as heretofore made available to CSI, are correct and complete in all material respects. There are no minutes in the possession of the COMPANY or the STOCKHOLDER which have not been made available to CSI, and all of such minutes are correct and complete in all respects. The most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY, and of its officers and directors on behalf of the COMPANY.

      5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full legal right, power and authority to enter into this Agreement and the Merger, subject to any required approval of the shareholders and the Board of Directors of the Company described on Schedule 5.2, executed copies of which are attached thereto.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDER in the amount set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDER and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger and/or the CSI Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock.

      5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the CSI Plan of Organization.

      5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the COMPANY has no subsidiaries. Except as set forth in Schedule 5.6 and except for any corporations or entities with respect to which the COMPANY owns less than 1% of the issued and outstanding stock, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets, in any case, from the earliest date upon which any STOCKHOLDER acquired his or her stock in any COMPANY. Except as disclosed on Schedule 5.7, the COMPANY has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1995.

      5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements (the "COMPANY Financial Statements") of the
COMPANY: the COMPANY's audited Balance Sheet as of December 31, 1996 and Statements of Operations, Shareholder's Equity and Cash Flows for the year ended December 31, 1996 (December 31, 1996 being hereinafter referred to as the "Balance Sheet Date"), and unaudited Statements of Income, Retained Earnings and Cash Flows for the years ended December 31, 1995 and 1994, and unaudited Balance Sheets as of December 31, 1995 and 1994. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Balance Sheets as of December 31, 1996, 1995 and 1994 present fairly in all material aspects the financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Cash Flows and Retained Earnings present fairly in all material aspects the results of operations for the periods indicated thereon.

      5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to CSI an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all material liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the balance sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as set forth on
Schedule 5.10, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also delivered to CSI on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which the COMPANY reasonably expects will be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, the COMPANY has provided to CSI the following information:

                (i)   a summary description of the liability together with the
                  following:

                  (a) copies of all relevant documentation relating thereto;

                  (b) amounts claimed and any other action or relief sought; and

                  (c) name of claimant and all other parties to the claim, suit or proceeding;

            (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to CSI an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDER. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

      5.12 PERMITS AND INTANGIBLES. The COMPANY and its employees hold all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on the Company's business and the COMPANY has delivered to CSI an accurate list and summary description (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY or any of its employees (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided in
Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, franchises, permits or government authorizations.

      5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, and except where any failure to comply or action would not have a Material Adverse Effect, (i) the COMPANY has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental
Law); (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on Schedule 5.13, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against the COMPANY, CSI or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

and (v) to the knowledge of the COMPANY, the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

      5.14 PERSONAL PROPERTY. The COMPANY has delivered to CSI an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the COMPANY, (y) all other personal property owned by the COMPANY with an individual value in excess of $50,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of each of
(x), (y) and (z), (1) true, complete and correct copies of all such leases and
(2) an indication as to which assets are currently owned, or were formerly owned, by STOCKHOLDER, relatives of STOCKHOLDER, or Affiliates of the COMPANY. Except as set forth on Schedule 5.14, (i) all material personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on
Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to CSI an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

      The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound

(including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to CSI. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule
5.15 and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the COMPANY.

      5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY at the date hereof, and all other real property, if any, used by the COMPANY in the conduct of its business. Any such real property owned by the COMPANY will be sold by the COMPANY and leased back by the COMPANY on terms no less favorable to the COMPANY than those available from an unaffiliated party and otherwise reasonably acceptable to CSI at or prior to the Closing Date. True, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDER or affiliates of the COMPANY or STOCKHOLDERS is included in Schedule 5.16. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.17 INSURANCE. The COMPANY has delivered to CSI (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years and

(iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. Since January 1, 1994, no insurance carried by the COMPANY has been canceled by the insurer and the COMPANY has not been denied coverage.

      5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to CSI an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to CSI true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

            Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the COMPANY, no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years.

The COMPANY believes its relationship with employees to be good.

      5.19 EMPLOYEE PLANS. The STOCKHOLDER have delivered to CSI an accurate schedule (Schedule 5.19) showing all employee benefit plans of COMPANY (including COMPANY's

Subsidiaries), including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, COMPANY (including the COMPANY's Subsidiaries) does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has COMPANY or any Subsidiary any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Neither COMPANY nor any Subsidiary has sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is COMPANY or any Subsidiary required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's or any Subsidiary's employees.

      Neither the COMPANY nor any Subsidiary is now, or can as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

      All employee benefit plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of COMPANY or any Subsidiary with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof. Neither STOCKHOLDER, any such plan listed in Schedule 5.19, nor COMPANY (including the COMPANY's Subsidiaries) has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and COMPANY (including the COMPANY's Subsidiaries) has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The STOCKHOLDER further represent that:

            (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no such plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
      Schedule 5.19;

            (iv) COMPANY (including the COMPANY's Subsidiaries) has not incurred liability under Section 4062 of ERISA; and

            (v) No circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, the COMPANY is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened against or affecting, the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing which would have a Material Adverse Effect.

      5.22 TAXES. COMPANY (including the COMPANY's Subsidiaries) has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims against any of them for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All tax, including interest and penalties (whether or not shown on any tax return) owed by the COMPANY, any of the COMPANY's Subsidiaries, any member of an affiliated or consolidated group which includes or included the COMPANY or any of the COMPANY's Subsidiaries, or with respect to any payment made or deemed made by the COMPANY or any of the COMPANY's Subsidiaries herein been paid. The amounts shown as accruals for taxes on the COMPANY Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of COMPANY (including the COMPANY Subsidiaries) for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22. The STOCKHOLDER made valid elections under the provisions of Subchapter S of the Code with respect to each Company and the COMPANY has not, within the past five years, been taxed under the provisions of Subchapter C of the Code. The COMPANY has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under
Section 444 of the Code. The COMPANY's methods of accounting have not changed in the past five years. The COMPANY is not an investment company as defined in
Section 351(e)(1) of the Code.

      5.23 NO VIOLATIONS. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto, is in material default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth in Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, CSI or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, CSI, NEWCO or any Other Founding Company.

      5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

      5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

            (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY (except for dividends which COMPANY may declare and pay pursuant to Section 10.6 hereof);

            (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDER, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of COMPANY to any person, including, without limitation, the STOCKHOLDER and their affiliates;

            (viii)any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDER or any affiliate thereof;

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

            (xi)  any waiver of any material rights or claims of the COMPANY;

            (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the COMPANY is a party;

            (xiii)any transaction by the COMPANY outside the ordinary course of its respective businesses;

            (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

            (xv) any other distribution of property or assets by the COMPANY other than in the ordinary course of business.

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to CSI an accurate schedule (which is set forth on Schedule 5.26) as of the date of the Agreement of:

            (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

      5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY.

      5.28 RELATIONS WITH GOVERNMENTS. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year for each year in which the STOCKHOLDER has been a stockholder of the COMPANY, the COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect. If political contributions made by the COMPANY have exceeded $10,000 per year for each year in which the STOCKHOLDER has been a stockholder of the COMPANY, each contribution in the amount of $5,000 or more shall be described on Schedule 5.28.

      5.29 DISCLOSURE. (a) This Agreement, including the Annexes and Schedules hereto, together with the other information furnished to CSI by the COMPANY and the STOCKHOLDERS in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by CSI. If, prior to the 25th day after the date of the final prospectus of CSI utilized in connection with the IPO, the COMPANY or the STOCKHOLDER become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of COMPANY or STOCKHOLDER in this Agreement, in any material respect, the COMPANY and the STOCKHOLDER shall immediately give notice of such fact or circumstance to CSI. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDER of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of CSI, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of STOCKHOLDER at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

                  (b) The COMPANY and the STOCKHOLDER acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither CSI or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDER or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of STOCKHOLDER to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to CSI or the prospective IPO.

      5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

            (B)   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

            The STOCKHOLDER represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.31 and 5.32 shall survive until the first anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of Sections 5.31 and 5.32.

      5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

      5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or CSI Stock that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire CSI Stock pursuant to (i) this Agreement or (ii) any option granted by CSI.

      5.33 NO INTENTION TO DISPOSE OF CSI STOCK. The STOCKHOLDER is not under any binding commitment or contract to sell, exchange or otherwise dispose of shares of CSI Stock received as described in Section 3.1.

6.    REPRESENTATIONS OF CSI AND NEWCO

            CSI and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section
6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, any of the STOCKHOLDERS actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 6, the term "NEWCO" shall mean and refer to each of the NEWCOs, and references to a particular Annex or Schedule number shall be deemed to refer to the respective NEWCO's Annex or Schedule or applicable portion thereof.

      6.1 DUE ORGANIZATION. CSI and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. CSI and NEWCO are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of CSI and NEWCO (the "CSI Charter Documents") are all attached hereto as Annex II.

      6.2 AUTHORIZATION. (i) The respective representatives of CSI and NEWCO executing this Agreement have the authority to enter into and bind CSI and NEWCO to the terms of this

Agreement and (ii) CSI and NEWCO have the full legal right, power and authority to enter into this Agreement and the Merger.

      6.3 CAPITAL STOCK OF CSI AND NEWCO. The authorized capital stock of CSI and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by CSI and all of the issued and outstanding shares of the capital stock of CSI are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of CSI and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by CSI and the persons set forth on Annex V, respectively, and further, such shares were offered, issued, sold and delivered by CSI and NEWCO in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of CSI or NEWCO.

      6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates CSI or NEWCO to issue any of their respective authorized but unissued capital stock; and (ii) neither CSI nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of CSI.

      6.5 SUBSIDIARIES. NEWCO has no subsidiaries. CSI has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither CSI nor NEWCO presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither CSI nor NEWCO, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.6 are copies of the following financial statements (the "CSI Financial Statements") of CSI, which reflect the results of its operations from inception in December 1996:
CSI's audited Balance Sheet as of December 31, 1996 and Statements of Income, Cash Flows and Retained Earnings for the period from December 12, 1996 through December 31, 1996. Such CSI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6). Except as set forth on Schedule 6.6, such Balance Sheet as of December 31, 1996 presents fairly the financial position of CSI as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, CSI and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 6.8, neither CSI nor NEWCO is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of CSI or NEWCO, threatened against or affecting, CSI or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. CSI and NEWCO have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which would have a Material Adverse Effect.

      6.9 NO VIOLATIONS. Neither CSI nor NEWCO is in violation of any CSI Charter Document. None of CSI, NEWCO, or, to the knowledge of CSI and NEWCO, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which CSI or NEWCO is a party, or by which CSI or NEWCO, or any of their respective properties, are bound (collectively, the "CSI Documents"); and (a) the rights and benefits of CSI and NEWCO under the CSI Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the CSI Documents or the CSI Charter Documents. Except as set forth on Schedule 6.9, none of the CSI Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by CSI and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of CSI and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of CSI and NEWCO.

      6.11 CSI STOCK. At the time of issuance thereof, the CSI Stock to be delivered to the STOCKHOLDER pursuant to this Agreement will constitute valid and legally issued shares of CSI, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the CSI Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of CSI Stock to be issued to the STOCKHOLDER pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

      6.12 NO SIDE AGREEMENTS. Neither CSI nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or CSI other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements and leases referred to therein.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. CSI was formed in December 1996 and has conducted limited operations since that time. Neither CSI nor NEWCO has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Neither CSI nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.13 and except that CSI is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

      6.14 TAXES. CSI has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 6.14, there are no examinations in progress or claims against CSI for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All tax, including interest and penalties (whether or not shown on any tax return) owed by CSI, any member of an affiliated or consolidated group which includes or included CSI, or with respect to any payment made or deemed made by CSI herein has been paid. The amounts shown as accruals for taxes on CSI Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of any (i) tax examinations, (ii) extensions of statutory limitations and (iii) federal and local income tax returns and franchise tax returns of CSI for the year ended December 31, 1996, are attached hereto as Schedule 6.14. CSI is not an investment company as defined in Section 351(e)(1) of the Code.

      6.15 ABSENCE OF CHANGES. Since December 31, 1996, except as set forth in the drafts of the Registration Statement delivered to the Stockholders, and except as contemplated by this Agreement and the Other Agreements, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of CSI;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of CSI;

            (iii) any change in the authorized capital of CSI or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of CSI;

            (v) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of CSI;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of CSI to any person;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to CSI;

            (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of CSI or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any waiver of any material rights or claims of CSI;

            (x) any amendment or termination of any material contract, agreement, license, permit or other right to which CSI is a party;

            (xi) any transaction by CSI outside the ordinary course of its business; (xii) any other distribution of property or assets by CSI other than in the ordinary course of business.

      6.16 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by CSI and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Boards of Directors of CSI and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of CSI and NEWCO.

      6.17 DISCLOSURE. The most recent draft of the Registration Statement delivered to the COMPANY and the STOCKHOLDERS, together with this Agreement and the information furnished to the COMPANY and the STOCKHOLDERS in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by the COMPANY or the STOCKHOLDERS.

7.    COVENANTS PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, each COMPANY will afford to the officers and authorized representatives of CSI and the Other Founding Companies access to all of such COMPANY's sites, properties, books and records and will furnish CSI with such additional financial and operating data and other information as to the business and properties of such COMPANY as CSI or the Other Founding Companies may from time to time reasonably request. Each COMPANY will cooperate with CSI and the Other Founding Companies, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. CSI, NEWCO, the STOCKHOLDER and each COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of
Section 14 hereof. In addition, CSI will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

      (b) Between the date of this Agreement and the Funding and Consummation Date, CSI will afford to the officers and authorized representatives of each COMPANY access to all of CSI's and NEWCO's sites, properties, books and records and will furnish each COMPANY with such additional financial and operating data and other information as to the business and properties of CSI and NEWCO as such COMPANY may from time to time reasonably request. CSI and NEWCO will cooperate with each COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. Each COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, each COMPANY will, except as set forth on Schedule 7.2:

            (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

            (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with such COMPANY;

            (vi) maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, except as permitted by Section 10.6, without the knowledge and consent of CSI (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of CSI if such replacement instruments are on terms at least as favorable to such COMPANY as the instruments being replaced; and

            (viii)maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, neither COMPANY will, without prior written consent of CSI:

            (i)   make any change in its Articles of Incorporation or By-laws;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

            (iii) except as permitted by Section 10.6, declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock (provided that the COMPANY may declare and pay dividends pursuant to Section 10.6 hereof);

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $100,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 and/or 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

            (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of such COMPANY; or

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 NO SHOP. None of the STOCKHOLDER, either COMPANY, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii) participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than CSI or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, such COMPANY or a merger, consolidation or business combination of such COMPANY.

      7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, each COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide CSI on Schedule 7.5 with proof that any required notice has been sent.

      7.6 AGREEMENTS. The STOCKHOLDER and each COMPANY shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between such COMPANY and any employee listed on Schedule
9.12 hereto and (ii) any existing agreement between such COMPANY and any STOCKHOLDER, on or prior to the Funding and Consummation Date. Such termination agreements are listed on Schedule 7.6 and copies thereof shall be attached thereto.

      7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDER and each COMPANY shall give prompt notice to CSI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such COMPANY or the STOCKHOLDER contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the STOCKHOLDER or each COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. CSI and each NEWCO shall give prompt notice to such COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of CSI or such NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of CSI or such NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by either COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless CSI and a majority of the Founding Companies other than the COMPANIES consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by CSI or any NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this
Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, CSI shall give the COMPANY notice promptly after it has knowledge thereof. If CSI and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by CSI or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not give its consent (provided that consent shall be deemed given if any COMPANY consents), the COMPANY may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that any COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and CSI and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that CSI or any NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

      7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. Each COMPANY and STOCKHOLDER shall furnish or cause to be furnished to CSI and the Underwriters all of the information concerning such COMPANY and the STOCKHOLDER required for inclusion in, and will cooperate with CSI and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). Each COMPANY and the STOCKHOLDER agree promptly to advise CSI if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning such COMPANY or the STOCKHOLDER becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to each COMPANY or the STOCKHOLDER, such COMPANY represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to such COMPANY and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.10 FINAL FINANCIAL STATEMENTS. Each COMPANY shall provide prior to the Funding and Consummation Date, and CSI shall have had sufficient time to review the unaudited consolidated balance sheets of such COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of such COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of such COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of each COMPANY for the periods indicated therein.

      7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 AUTHORIZED CAPITAL. CSI shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the CSI Stock.

      7.13 COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT ACT"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the STOCKHOLDER and each COMPANY shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by CSI and each NEWCO shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made.

If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by CSI.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER AND COMPANY

      The obligations of STOCKHOLDER and the COMPANY (it being understood and agreed that, for purposes of this Section 8, the term "COMPANY" means both COMPANIES, which shall, for the purposes of this Section 8, act only in unison) with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the STOCKHOLDER and the COMPANY with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12, as of the Funding and Consummation Date, if any of such conditions has not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement or, in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering certificates representing COMPANY Stock as of the Funding and Consummation Date shall constitute a waiver of any conditions, not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of CSI and NEWCO contained in Section 6 hereof.

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of CSI and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by CSI and NEWCO on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date, respectively, and signed by the President or any Vice President of CSI shall have been delivered to the STOCKHOLDER.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the COMPANY and its counsel. The STOCKHOLDER and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if the COMPANY or STOCKHOLDER shall have failed to inform CSI in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for CSI, dated the Funding and Consummation Date, in the form annexed hereto as Annex VI.

      8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of CSI Stock to be received by the STOCKHOLDER is not less than the Minimum Value set forth on Annex III.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which COMPANY deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. CSI and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which CSI or NEWCO is authorized to do business, showing that each of CSI and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for CSI and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

      8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to CSI or NEWCO which would constitute a Material Adverse Effect.

      8.9 CLOSING OF IPO. The closing of the sale of the CSI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of CSI and of NEWCO, certifying the truth and correctness of attached copies of the CSI's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of CSI and NEWCO approving CSI's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

      8.12 TAX MATTERS. The STOCKHOLDER shall have received an opinion of Arthur Andersen L.L.P. or another tax advisor reasonably acceptable to the STOCKHOLDERS that the CSI Plan of Organization should qualify as a tax-free transfer of property under Section 351 of the Code, and that the STOCKHOLDERS will not recognize gain to the extent the STOCKHOLDERS exchange stock of the COMPANY for CSI Stock (but not cash or other property) pursuant to the CSI Plan of Organization.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF CSI AND NEWCO

      The obligations of CSI and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of CSI and NEWCO with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDER and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDER and the COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDER shall have delivered to CSI certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of CSI as a result of which the management of CSI deems it inadvisable to proceed with the transactions hereunder.

      9.3 SECRETARY'S CERTIFICATE. CSI shall have received a certificate, dated the Closing Date and signed by the secretary of each COMPANY, certifying the truth and correctness of attached copies of such COMPANY's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDER approving such COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to either COMPANY which would constitute a Material Adverse Effect, and neither COMPANY shall have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of such COMPANY to conduct its business.

      9.5 STOCKHOLDER'S RELEASE. The STOCKHOLDER shall have delivered to CSI an instrument dated the Closing Date releasing the COMPANY from (i) any and all claims of the STOCKHOLDER against the COMPANY and CSI and (ii) obligations of the COMPANY and CSI to the STOCKHOLDER, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDER, (y) continuing obligations to STOCKHOLDER relating to his employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

      9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to CSI.

      9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 9.7, all existing agreements between either COMPANY and the STOCKHOLDER shall have been canceled effective prior to or as of the Funding and Consummation Date.

      9.8 OPINION OF COUNSEL. CSI shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDER, dated the Closing Date, substantially in the form annexed hereto as Annex VII.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of CSI as a result of which CSI deems it inadvisable to proceed with the transactions hereunder.

      9.10 GOOD STANDING CERTIFICATES. Each COMPANY shall have delivered to CSI a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in such COMPANY's state of incorporation and, unless waived by CSI, in each state in which such COMPANY is authorized to do business, showing such COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for such COMPANY for all periods prior to the Closing have been filed and paid.

      9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall enter into an employment agreement substantially in the form of Annex VIII hereto.

      9.13 CLOSING OF IPO. The closing of the sale of the CSI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      9.14 FIRPTA CERTIFICATE. The STOCKHOLDER shall have delivered to CSI a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

10.   COVENANTS OF CSI AND THE STOCKHOLDER AFTER CLOSING

      10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. CSI shall use its best efforts to have the STOCKHOLDER released from any and all guarantees on any indebtedness that he personally guaranteed and from any and all pledges of assets that he pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by CSI. In the event that CSI cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 120 days subsequent to the Funding and Consummation Date, CSI shall pay off or otherwise refinance or retire such indebtedness. From and after the Funding and Consummation Date and until such time as all of such indebtedness is paid off, refinanced or retired, CSI shall maintain unencumbered funds in amounts sufficient to provide for such pay off, refinancing or retirement, provided that CSI may use such funds for other purposes, in its sole discretion, with the prior written consent of each STOCKHOLDER who has not as of that time been released from his or her guarantee as described above and whose indebtedness as described above has not as of that time been paid off, refinanced or retired.

      10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, CSI shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including without limitation:

            (a) the retirement or reacquisition, directly or indirectly, of all or part of the CSI Stock issued in connection with the transactions contemplated hereby; or

            (b) the entering into of financial arrangements for the benefit of the STOCKHOLDER.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. Notwithstanding the foregoing, the STOCKHOLDER shall file or cause to be filed all separate federal income Tax Returns (and any State and local Tax Returns filed on the basis similar to that of S corporations under federal income Tax rules) of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. The STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

            (ii) CSI shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

            (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (iv) Each of the COMPANY, NEWCO, CSI and the STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under
      Section 351(b) of the Code. 10.4 DIRECTORS. The persons named in the draft of the Registration Statement shall be appointed as directors and elected as officers of CSI, as and to the extent set forth in the draft of the Registration Statement, promptly following the Funding and Consummation Date. This provision shall not imply that the STOCKHOLDERS have any power or duty to elect officers of CSI.

      10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Funding and Consummation Date, CSI shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as CSI is able to replace such plan with a plan that is applicable to CSI and all of its then existing subsidiaries, provided that CSI shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions. On the Funding and Consummation Date, the employees of each COMPANY will be the employees of the respective Surviving Corporation (provided that this provision is for purposes of clarifying that the Merger, in and of itself, will not have any impact on the employment status of any employee and provided, further that this provision shall not in any way limit the management rights of such Surviving Corporation or CSI to assess workforce needs and make appropriate adjustments as necessary or desirable within their discretion subject to applicable laws and collective bargaining agreements).

      10.6 DIVIDENDS. The COMPANY may pay to the STOCKHOLDER as a dividend the full amount of his "accumulated adjustments account" (as defined in Section 1368(e) of the Code) as of the Balance Sheet Date, and may also pay to the STOCKHOLDER as a dividend the full amount of the COMPANY's earnings taxable to such STOCKHOLDER for the period after the Balance Sheet Date to the Funding and Consummation Date. The COMPANY may pay to the STOCKHOLDERS as a dividend the full amount of the COMPANY's retained earnings as of the Balance Sheet Date. The COMPANY may borrow funds to the extent necessary to make the payments contemplated by this Section 10.6 and to the extent necessary to ensure that the COMPANY has cash on hand to adequately fund operations on the Funding and Consummation Date.

11.   INDEMNIFICATION

      The STOCKHOLDER, CSI and NEWCO each make the following covenants that are applicable to them, respectively:

      11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDER. The STOCKHOLDER covenants and agrees that he will indemnify, defend, protect and hold harmless CSI, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by CSI, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDER or either COMPANY set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the STOCKHOLDER or either COMPANY under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to either COMPANY or the STOCKHOLDER, and provided to CSI or its counsel by either COMPANY or the STOCKHOLDER (but in the case of the STOCKHOLDER, only if such statement was provided in writing) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to either COMPANY or the STOCKHOLDER required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not inure to the benefit of CSI, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDER provided, in writing, corrected information to CSI counsel and to CSI for inclusion in the final prospectus, and such information was not so included or properly delivered.

      11.2 INDEMNIFICATION BY CSI. CSI covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDER at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDER as a result of or arising from (i) any breach by CSI or NEWCO of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of CSI or NEWCO under this Agreement, (iii) any liabilities which the STOCKHOLDER may incur due to CSI's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that CSI or NEWCO has claims against the STOCKHOLDER by reason of such liabilities); or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CSI, NEWCO or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CSI or NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

      11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the

Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

      11.5 LIMITATIONS ON INDEMNIFICATION. None of CSI, any NEWCO, any Surviving Corporation nor any other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall assert any claim for indemnification hereunder against the STOCKHOLDER until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such the STOCKHOLDER shall exceed the greater of (a) 1.0% of the sum of the cash paid to STOCKHOLDER plus the value of the CSI Stock delivered to STOCKHOLDER (calculated as provided in this Section 11.5) or (b) $50,000 (the "Indemnification Threshold"). STOCKHOLDER shall not assert any claim for indemnification hereunder against CSI or any NEWCO until such time as, and solely to the extent that, the aggregate of all claims which STOCKHOLDER may have against CSI or any or all NEWCOs shall exceed $50,000.

      No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement, no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with the Merger. For purposes of calculating the value of the CSI Stock received by a STOCKHOLDER, CSI Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby understood and agreed that a

STOCKHOLDER may satisfy an indemnification obligation through payment of a combination of stock and cash in proportion equal to the proportion of stock and cash received by such STOCKHOLDER in connection with the Merger, valued as described immediately above.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION.This Agreement may be terminated (it being understood and agreed that, for purposes of this Section 12, the term "COMPANY" means both of the COMPANIES which shall, for purposes of this Section 12, act only in unison) at any time prior to the Funding and Consummation Date solely:

      (i)   by mutual consent of the boards of directors of CSI and the COMPANY;

      (ii) by the STOCKHOLDER or the COMPANY (acting through its board of directors), on the one hand, or by CSI (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

      (iii) by the STOCKHOLDER or COMPANY, on the one hand, or by CSI, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date or by the STOCKHOLDERS or the COMPANY, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable, or by CSI, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable;

      (iv)  pursuant to Section 7.8 hereof; or

      (v)   pursuant to Section 4 hereof.

      12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. The STOCKHOLDER will not, for a period of five
(5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any heating, ventilating or air conditioning services business in direct competition with CSI or any of the subsidiaries thereof, within 100 miles of where the COMPANY or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

      (ii) call upon any person who is, at that time, within the Territory, an employee of CSI (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of CSI (including the subsidiaries thereof), provided that the STOCKHOLDER shall be permitted to call upon and hire any member of his immediate family;

      (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of CSI (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with CSI within the Territory;

      (iv) call upon any prospective acquisition candidate, on the STOCKHOLDER'S own behalf or on behalf of any competitor in the heating, ventilation or air conditioning services business, which candidate, to the actual knowledge of the STOCKHOLDER after due inquiry, was called upon by CSI (including the subsidiaries thereof) or for which, to the actual knowledge of such STOCKHOLDER after due inquiry, CSI (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

      (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to CSI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CSI for which it would have no other adequate remedy, the STOCKHOLDER agrees that the foregoing covenant may be enforced by CSI in the event of breach by the STOCKHOLDER, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDER in light of the activities and business of CSI (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CSI.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the STOCKHOLDER against CSI (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CSI of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of the STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which the STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The COMPANY and the STOCKHOLDER hereby agree that this covenant is a material and substantial part of this transaction.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDER. The STOCKHOLDER recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or CSI, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or CSI's respective businesses. The

STOCKHOLDER agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CSI, (b) following the Closing, such information may be disclosed by the STOCKHOLDER as is required in the course of performing his duties for CSI or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the STOCKHOLDER, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDER shall, if possible, give prior written notice thereof to CSI and provide CSI with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the STOCKHOLDER of the provisions of this Section, CSI shall be entitled to an injunction restraining the STOCKHOLDER from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CSI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, STOCKHOLDER shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

      14.2 CSI AND NEWCO. CSI and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. CSI and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of CSI or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), CSI and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDER and provide the COMPANY and the STOCKHOLDER with the opportunity to contest such disclosure, or
(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and
(d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of CSI as a publicly held entity after the IPO. In the event of a breach or threatened breach by CSI or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDER shall be entitled to an injunction restraining CSI and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDER from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDER or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to
Section 17 hereof, the STOCKHOLDER shall not sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of CSI Stock as described in Section 3.1 received by the STOCKHOLDER in the Merger. The certificates evidencing the CSI Stock delivered to the STOCKHOLDER pursuant to
Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as CSI may deem necessary or appropriate: THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. The STOCKHOLDER acknowledges that the shares of CSI Stock to be delivered to the STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the Act. The CSI Stock to be acquired by the STOCKHOLDER pursuant to this Agreement is being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The STOCKHOLDER covenants, warrants and represents that none of the shares of CSI Stock issued to the STOCKHOLDER will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. All the CSI Stock shall bear the following legend in addition to the legend required under
Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDER is able to bear the economic risk of an investment in the CSI Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the CSI Stock. The STOCKHOLDER has had an adequate opportunity to ask questions and receive answers from the officers of CSI concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of CSI, the plans for the operations of the business of CSI, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. The STOCKHOLDER has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever CSI proposes to register any CSI Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by CSI and (ii) registrations relating to employee benefit plans, CSI shall give the STOCKHOLDER prompt written notice of its intent to do so. Upon the written request of the STOCKHOLDER given within 30 days after receipt of such notice, CSI shall cause to be included in such registration all of the CSI Stock issued to the STOCKHOLDER pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by CSI as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such CSI Stock) which the STOCKHOLDER requests, provided that CSI shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to CSI or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if CSI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than CSI is greater than the number of such shares which can be offered without adversely affecting the offering, CSI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by CSI after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than CSI, the STOCKHOLDER and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDER and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

      17.2 DEMAND REGISTRATION RIGHTS. At any time after the date one year after the Closing and prior to the date three years after the Closing, the holders of a majority of the shares of CSI Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing that CSI file a registration statement under the 1933 Act covering the registration of the shares of CSI Stock issued to the STOCKHOLDER pursuant to this Agreement and the Other Agreements (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by CSI as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such CSI Stock) then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, CSI shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from the STOCKHOLDER, file and use its best efforts to cause to become effective a registration statement covering all such shares. CSI shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for not less than 90 days (or such shorter period as is required to sell all of the shares registered thereby).

      Notwithstanding the foregoing paragraph, following any such a demand, a majority of CSI's disinterested directors (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for up to a 30 day period after the date on which CSI would otherwise be required to make such filing pursuant to the foregoing paragraph.

      If at the time of any request by the Founding Stockholders for a Demand Registration CSI has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' CSI Stock shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless CSI is no longer proceeding diligently to effect such registration; provided that CSI shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

      17.3 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by CSI. In connection with registrations under Sections 17.1 and 17.2, CSI shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CSI Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all CSI Stock which they requested to be registered); (ii) use its best efforts to register and qualify the CSI Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the CSI Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

      17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered offering, CSI and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CSI's size and investment stature, including indemnification.

      17.5 AVAILABILITY OF RULE 144. CSI shall not be obligated to register shares of CSI Stock held by the STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to the STOCKHOLDER.

      17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of CSI stock to the public without registration, CSI agrees to use its best efforts to:

            (i) make and keep public information regarding CSI available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

            (ii) file with the SEC in a timely manner all reports and other documents required of CSI under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as a STOCKHOLDER owns any restricted CSI Common Stock, furnish to each STOCKHOLDER forthwith upon written request a written statement by CSI as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of CSI, and such other reports and documents so filed as a STOCKHOLDER may reasonably request in availing itself of any rule or regulation of the SEC allowing a STOCKHOLDER to sell any such shares without registration.

      18.   GENERAL

      18.1 COOPERATION. Each COMPANY, STOCKHOLDER, CSI and NEWCO shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Each COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of such COMPANY cooperate with CSI on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CSI, and the heirs and legal representatives of the STOCKHOLDER.

      18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDER, each COMPANY, each NEWCO and CSI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDER, each COMPANY, each NEWCO and CSI, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that each COMPANY shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, CSI will pay the fees, expenses and disbursements of CSI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by CSI under this Agreement, including the fees and expenses of Arthur Andersen LLP, Bracewell & Patterson, L.L.P., and any other person or entity retained by CSI or by Notre Capital Ventures II, L.L.C., and the costs of preparing the Registration Statement. The STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. The STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, the STOCKHOLDER acknowledges that he, and not the COMPANY or CSI, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all tax risks and liabilities of the STOCKHOLDER in connection with the transactions contemplated hereby.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                  (a)   If to CSI, or any NEWCO, addressed to them at:
                  Comfort Systems USA, Inc.

                  4801 Woodway, Suite 300E
                  Houston, Texas  77056
                  Attn: Fred Ferreira

                  with copies to:

                  William D. Gutermuth
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas  77002-2781

                  (b) If to the STOCKHOLDER, addressed to him at his address set forth on Annex IV, with copies to:

                  Christopher C. Collins
                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas  77002

                  (c)  If to any COMPANY, addressed to it at:

                  60 Loudonville Road
                  Albany, NY 12204

                  Attn:  Alfred J. Giardenelli, Jr.
                  and marked "Personal and Confidential"

                  with copies to:

                  Comfort Systems USA, Inc.
                  4801 Woodway, Suite 300E
                  Houston, TX 77056
                  Attn: Gordie Beittenmiller

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME. Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of CSI, each NEWCO, each COMPANY and the STOCKHOLDER. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving CSI Stock in connection with the Merger and each future holder of such CSI Stock.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMFORT SYSTEMS USA, INC.

                                    By: /S/ FRED FERREIRA
                                    Name:  Fred Ferreira
                                    Title: Chief Executive Officer

                                    EASTERN ACQUISITION CORP.

                                    By: /S/ GORDIE BEITTENMILLER
                                    Name: Gordie Beittenmiller
                                    Title: President

                                    EASTERN II ACQUISITION CORP.

                                    By:/S/ GORDIE BEITTENMILLER
                                    Name: Gordie Beittenmiller
                                    Title: President

                                    EASTERN HEATING & COOLING, INC.
                                    By:/S/ ALFRED J. GIARDENELLI, JR.
                                    Name: Alfred J. Giardenelli, Jr.
                                    Title:  President

                                    EASTERN REFRIGERATION CO., INC.

                                    By:/S/ ALFRED J. GIARDENELLI, JR.
                                    Name: Alfred J. Giardenelli, Jr.
                                    Title:  President

                                    STOCKHOLDER:

                                    /S/ ALFRED J. GIARDENELLI, JR.
                                        ALFRED J. GIARDENELLI, JR.

                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF ORGANIZATION

                          DATED AS OF MARCH 18, 1997
                                 BY AND AMONG

                           COMFORT SYSTEMS USA, INC.
           EASTERN ACQUISITION CORP., EASTERN II ACQUISITION CORP.,

                        EASTERN HEATING & COOLING, INC.
                     EASTERN REFRIGERATION CO., INC., AND

                          ALFRED J. GIARDENELLI, JR.

                    CONSIDERATION TO BE PAID TO STOCKHOLDER

              Aggregate consideration to be paid to STOCKHOLDER:

      $4,652,713 in cash and the value of outstanding Common Stock of CSI (assuming an offering price of $13.00 per share), consisting of 304,216 shares of CSI Stock and $697,905 in cash, it being agreed that the actual amount of all cash payments described in this Annex III will depend on the actual initial offering price of the Common Stock of CSI in the IPO, and may be more or less than $13.00 per share; provided, however that such price shall not be less than $8.00 per share.

                 CONSIDERATION TO BE PAID TO THE STOCKHOLDER:

                                SHARES OF COMMON                  CASH
STOCKHOLDER                        STOCK OF CSI                    ($)
-----------                      ---------------              ------------
Alfred J. Giardenelli, Jr.          304,216                   $   697,905


MINIMUM VALUE: $2,863,208 (based on a price of $8.00 per share)

                                    ANNEX IV

                                 TO THAT CERTAIN
                       AGREEMENT AND PLAN OF ORGANIZATION

                           DATED AS OF MARCH 18, 1997
                                  BY AND AMONG

                            COMFORT SYSTEMS USA, INC.
            EASTERN ACQUISITION CORP., EASTERN II ACQUISITION CORP.,

                         EASTERN HEATING & COOLING, INC.
                      EASTERN REFRIGERATION CO., INC., AND

                           ALFRED J. GIARDENELLI, JR.

                STOCKHOLDER AND STOCK OWNERSHIP OF THE COMPANIES

                         EASTERN HEATING & COOLING, INC.

STOCKHOLDER                           ADDRESS                  NO. SHARES HELD

Alfred J. Giardenelli, Jr.    1240 Milton Keynes Dr.              100
                              Niskayuna, NY 12309

                        EASTERN REFRIGERATION CO., INC.

STOCKHOLDER                           ADDRESS                  NO. SHARES HELD

Alfred J. Giardenelli, Jr.    1240 Milton Keynes Dr.              100
                              Niskayuna, NY 12309